Exhibit 99.1

Mobiv Acquisition Corp Announces Extension of Deadline to Complete Business Combination

DELAWARE, USA, June 5, 2023 — Mobiv Acquisition Corp (Nasdaq: MOBVU, MOBV, MOBVW) (the “Company”), a special purpose acquisition company, announced today that, on June 1, 2023, it notified the trustee of the Company’s trust account that it was extending the time available to the Company to consummate its previously announced business combination with SRIVARU Holding Ltd. (“SRIVARU”), a commercial-stage provider of premium electric motorcycles, from June 8, 2023 to July 8, 2023 (the “Extension”). The Extension is the second of up to nine one-month extensions permitted under the Company’s governing documents. In connection with such Extension, Mobiv Pte. Ltd. (the “Sponsor”) will deposit an aggregate of $333,166.50 into the Company’s trust account on or before June 8, 2023, on behalf of the Company.

Peter Bilitsch, CEO of Mobiv, stated, “We continue to progress our planned business combination with SRIVARU, one of the leading providers of premium electric motorcycles in India, which is the world’s largest and fastest-growing market for two-wheeled vehicles. Importantly, they continue to generate momentum in the local market with plans to expand internationally. In addition to their first-in-class technologies, they have built a scalable and capital-efficient business model, with low-cost manufacturing, assembly and distribution. In turn, they are able to offer these high quality e-motorbikes at attractive sales prices with high margins. We could not be more excited about the outlook for the SRIVARU business and potential to generate significant value for our shareholders.”

About Mobiv Acquisition Corp

Mobiv Acquisition Corp is a newly incorporated blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with a target business. Mobiv may pursue a business combination target in any industry or geographic region and will invest using the lens of the UN Sustainable Development Goals, which reflect social and environmental mega-trends that are re-shaping our world. https://mobiv.ac/.

About SRIVARU Holding Ltd.

SRIVARU is the parent company of SRIVARU Motor Private Ltd., a leading commercial-stage provider of premium e-motorbikes in India. SRIVARU was founded on the realization that while the rider-motorcycle relationship is deep and complex, it is in desperate need of innovation for the next generation of riders. SRIVARU provides affordable premium electric two-wheeled vehicles (“E2W”) that provide an exceptional riding experience with redundant 3-channel automated braking, a low center of gravity to improve stability, enhanced safety features, and easy charging compatible with home charging outlets. The company has a broad array of intellectual property, including a patent-pending chassis and drive acceleration system. In addition, SRIVARU offers customers a superior total cost of ownership, compared to traditional internal combustion engine motorcycles and E2W vehicle competitors. Additional information about the company is available at: http://www.srivarumotors.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor & Media Contact

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Tel: (212) 671-1020

Email: MOBV@Crescendo-IR.com